SEARCHLIGHT MINERALS CORP. ANNOUNCES SUCCESSFUL START-UP OF 240-GALLON PILOT AUTOCLAVE

SENIOR CORPORATE METALLURGIST AND AUTOCLAVE PROCESS ENGINEER HIRED ON A FULL-TIME BASIS TO MANAGE PILOT AUTOCLAVE TESTING PROGRAM

HENDERSON, Nevada (December 20, 2012) -- Searchlight Minerals Corp. (OTCBB: SRCH) (“Searchlight” or the “Company”) today announced the successful start-up of its pilot autoclave system and the initial processing and production of pregnant leach solution (“PLS”) derived from slag material extracted from the Company’s Clarkdale Slag Project in Clarkdale, Arizona.

The Company also announced that it has hired Richard Kunter as Senior Corporate Metallurgist and Doug Aho as Autoclave Process Engineer on a full-time basis. Together, these highly experienced engineers will manage and execute the Company’s pilot autoclave testing program.

The Company’s goal in acquiring and operating the pilot autoclave system is to finalize the commercial-scale autoclave design by generating multiple large batches of PLS, under a variety of test conditions, in order to determine the optimum process system parameters for the ultimate extraction of precious metals from the slag material. It is anticipated that this information will then be used to move forward into a bankable feasibility study.

The 240-gallon (908 liters) titanium and tantalum pilot autoclave has been undergoing installation and calibration over the past several weeks at Arrakis, Inc.’s facility in Denver, Colorado. Arrakis is an independent consultant that has been closely involved with the Clarkdale Slag Project since 2010. Photos of the autoclave and support system are attached.

Pilot Autoclave System	Autoclave Support System

In a single run, the initial test of the autoclave system produced approximately 170 gallons of PLS from approximately 230 pounds of slag material. The Company believes PLS produced from this autoclave will allow definitive recovery of gold from solution by producing a sufficient quantity of metallic gold to permit gravimetric determination of the amount of gold extracted from the slag by various methods. These methods include ion exchange resin, carbon, electro-winning and others. It is expected that this pilot-scale testing will continue through the first quarter of 2013.

Mr. Kunter is an extractive metallurgical engineer, with a B.S. and M.S. in Metallurgical Engineering from the University of Idaho. He is a member and Fellow of the Australasian Institute of Mining and Metallurgy, a Chartered Professional Metallurgical Engineer, and a member of the Society for Mining, Metallurgy and Exploration, Inc. (SME-AIME), the Minerals, Metals, and Materials Society (TMS-AIME), the American Society for Metals, the Mining and Metallurgical Society of America, as well as the Extractive Metallurgy Chapter of Denver, Past Chairman (ASM, SME and TMS). Mr. Kunter is a designated Qualified Person for Metallurgy and Environmental. His extensive career in precious and base metal metallurgy has included the successful execution of assignments for nationally and internationally recognized mining companies and mining consulting firms including Western Mining, Newmont and Homestake Mining, among others. Of particular relevance to the Company is his extensive experience in Pressure Oxidation via autoclave in which he holds two patents.

Mr. Aho is a mechanical engineer with a B.S. from the University of Colorado. He has over 20 years of experience in process engineering and precious metals analysis and instrumentation. His career assignments include engineering, technical and analytical positions with Barrick Mining, Hazen Research, the Colorado School of Mines, and most recently Samuel Engineering. Mr. Aho has operated the bench test autoclave used for numerous tests conducted for the Company and has had engineering design oversight of the Company’s recently commissioned pilot autoclave system.

“We are very excited about the start-up of the pilot autoclave and our ability to produce PLS in larger quantities,” stated Martin Oring, Chief Executive Officer of Searchlight Minerals Corp. “We are also very encouraged that Mr. Kunter and Mr. Ahoo, both of whom have been intimately involved in our autoclave test work as consulting engineers over the past two years, have expressed their confidence in our project by joining the Company’s technical team on a full-time basis. We believe their metallurgical and autoclave processing experience will help us finalize the commercial-scale autoclave system design and optimum process parameters as we move towards our goal of completing a bankable feasibility study.”

About Searchlight Minerals Corp.

Searchlight Minerals Corp. is an exploration stage company engaged in the acquisition and exploration of mineral properties and slag reprocessing projects. The Company holds interests in two mineral projects: (i) the Clarkdale Slag Project, located in Clarkdale, Arizona, which is a reclamation project to recover precious and base metals from the reprocessing of slag produced from the smelting of copper ore mined at the United Verde Copper Mine in Jerome, Arizona; and (ii) the Searchlight Gold Project, which involves exploration for precious metals on mining claims near Searchlight, Nevada. The Clarkdale Slag Project is the more advanced of two ongoing projects that the Company is pursuing. The Searchlight Gold Project is an early-stage gold exploration endeavor on 3,200 acres located approximately 50 miles south of Las Vegas, Nevada.

Searchlight Minerals Corp. is headquartered in Henderson, Nevada, and its common stock is listed on the OTC Bulletin Board under the symbol “SRCH.” Additional information is available on the Company's website at www.searchlightminerals.com and in the Company’s filings with the U.S. Securities and Exchange Commission.

Forward-Looking Statements

This Press Release may contain, in addition to historical information, forward-looking statements. Statements in this Press Release that are forward-looking statements are subject to various risks and uncertainties concerning the specific factors disclosed under the heading “Risk Factors” in the Company’s periodic filings with the Commission. When used in this Press Release in discussing the recent developments on the Project, including, without limitation, the resolution of certain issues relating to the operation of the production module, the words such as “believe,” “could,” “may,” “expect” and similar expressions are forward-looking statements. The risk factors that could cause actual results to differ from these forward-looking statements include, but are not restricted to technical issues on the Project that may affect the production module and its primary process components, challenges in moving from pilot plant scale to production scale, the risk that actual recoveries of base and precious metals or other minerals re-processed from the slag material at the Clarkdale site will not be economically feasible, uncertainty of estimates of mineralized material, operational risk, the Company’s limited operating history, uncertainties about the availability of additional financing, geological or mechanical difficulties affecting the Company’s planned mineral recovery programs, the risk that actual capital costs, operating costs and economic returns may differ significantly from the Company’s estimates and uncertainty whether the results from the Company’s feasibility studies are not sufficiently positive for the Company to proceed with the construction of its processing facility, operational risk, the impact of governmental and environmental regulation, financial risk, currency risk volatility in the prices of precious metals and other statements that are not historical facts as disclosed under the heading “Risk Factors” in the Company’s periodic filings with securities regulators in the United States. Consequently, risk factors including, but not limited to the aforementioned, may result in significant delays to the projected or anticipated production target dates.

For Additional Information, Please Contact:

RJ Falkner & Company, Inc., Investor Relations Counsel at (800) 377-9893 or via email at info@rjfalkner.com.